Exhibit 10(b)

AMENDMENT NO. 3 TO DEALER AGREEMENT

This Amendment No. 3 to the Dealer Agreement, dated as of November 9, 1999 (the “Original Dealer Agreement”), between Goldman, Sachs & Co., J.P. Morgan Securities LLC (f.k.a. Chase Securities Inc.), Morgan Stanley & Co. LLC (f.k.a. Morgan Stanley & Co. Incorporated), Merrill Lynch, Pierce, Fenner & Smith Incorporated (f.k.a. Bank of America Securities LLC) and Arrow Electronics, Inc. (the “Issuer”), as amended by Amendment No. 1, dated as of October 11, 2011, by and among the Issuer and the dealers signatory thereto (“Amendment No. 1”) and Amendment No. 2, dated as of October 20, 2014, by and among the Issuer and the dealers signatory thereto (“Amendment No. 2,” and the Original Dealer Agreement, as amended by Amendment No. 1 and Amendment No. 2, the “Dealer Agreement”), is entered into as of January 6, 2016 (“Amendment No. 3”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Dealer Agreement.

LLC;
WHEREAS, the Dealer Agreement has been terminated with respect to Morgan Stanley & Co.

WHEREAS, the Issuer desires to have Wells Fargo Securities, LLC be added as an agent and a dealer under the Dealer Agreement,

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the Issuer and Goldman, Sachs & Co., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC agree as follows:

(1) Wells Fargo Securities, LLC (“Wells Fargo”) hereby joins and becomes party to the Dealer Agreement as a Dealer and an Agent thereunder, and shall be entitled to the full benefit and subject to the obligations thereof as a Dealer and an Agent, and Wells Fargo agrees to be bound thereby as an Agent and a Dealer party thereto..

(2) The Dealer Agreement is hereby amended as follows:

a.
All references in the Dealer Agreement to “Placement Agents,” “Agents” and “Dealers,” including in the singular or plural, shall be deemed to include Wells Fargo, unless the context indicates otherwise.

b. The following shall be added at the end of the Addendum to the Dealer Agreement:

For Wells Fargo Securities, LLC

Wells Fargo Securities, LLC
550 South Tryon Street, D1086-051
Charlotte, NC 28202

Attention:    Commercial Paper Origination
Telephone number: (704) 410-4758
Fax Number:    (704) 410-0315

c.	The following Sections are hereby added to the Dealer Agreement and made fully a part thereof:

2.12 None of the Issuer, any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of either (i) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (ii) the U.K. Bribery Act 2010 (the “Bribery Act”) and the Issuer and its subsidiaries have conducted their businesses in compliance with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to achieve, and which are reasonably expected to achieve, continued compliance therewith.

2.13 The operations of the Issuer and its subsidiaries are and have been conducted in all material respects at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

2.14 None of the Issuer, any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee, affiliate or other person acting on behalf of the Issuer or any of its subsidiaries is (i) an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”) or (ii) located, organized or resident in a country, region or territory that is the subject of Sanctions that broadly prohibit dealings with, in or involving such country, region or territory (a “Sanctioned Country”). The Issuer will not, directly or indirectly, use the proceeds of the sale of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person that, at the time of such funding, is the subject of Sanctions, or with, in or involving a country or territory that, at the time of such funding, is a Sanctioned Country, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, placement agent, advisor, investor or otherwise) of Sanctions.

Except as amended by this Amendment No. 3, the Dealer Agreement shall remain in full force and effect.

[Signature page follows]

IN WllNESS WHEREOF, the parties hereto have caused this Amendment No.3 to be executed as of the date and year first above written.

Arrow Electronics, Inc., as Issuer

By:     /s/Jason Monaco, Vice President and Treasurer

By:     /s/Terry Rasmussen, Assistant Treasurer

[Signature Page to Amendment No. 3 to Dealer Agreement]

Goldman, Sachs, & Co., as Dealer

By:     /s/Nicholas Philip, Authorized Signatory

J.P. Morgan Securities LLC, as Dealer

By:     /s/Johanna C. Foley, Executive Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer

By:     /s/Robert J. Little, Managing Director

Wells Fargo Securities, LLC, as Dealer

By:     /s/Brianna R. Beveridge, Director

[Signature Page to Amendment No. 3 to Dealer Agreement]